Exhibit 99.1

FOR IMMEDIATE RELEASE

BSQUARE Reports Second Quarter and First Half of 2015 Results

Second Quarter Net Income $1.9 million; EPS $0.15

Bellevue, WA – August 13, 2015 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected systems and emerging provider of actionable data solutions for the Internet of Things (IoT), today announced financial results for the second quarter and first half of 2015.

Second Quarter 2015 Financial Highlights

●	Revenue was $28.9 million, a 10% increase compared to the first quarter of 2015 and a 25% increase over the second quarter of 2014.
●

Net income was $1.9 million, or $0.15 per share, compared to net income of $1.8 million, or $0.15 per share, in the first quarter of 2015 and net income of $0.7 million, or $0.06 per share, in the year-ago quarter.

●	Adjusted EBITDAS* was $2.3 million, approximately the same as reported in the first quarter of 2015, and an increase of approximately $1.2 million compared to $1.1 million in the year-ago quarter.
●	Cash and investments at June 30, 2015 were $29.7 million, up $2.8 million from March 31, 2015.

Details as follows (unaudited, in 000’s except per share amounts):

	Three Months Ended
	6/30/2015	3/31/2015	6/30/2014
Revenue:
Third-party Software	$23,316	$19,808	$16,965
Engineering Services	5,197	4,477	5,642
Proprietary Software	360	1,980	448
Total Revenue	28,873	26,265	23,055
Total Gross Profit	5,232	5,449	4,265
Gross Margins:
Third-party Software	15%	14%	13%
Engineering Services	29%	17%	31%
Proprietary Software	64%	93%	58%
Total Gross Margin	18%	21%	18%
Total Operating Expenses	3,361	3,573	3,595
Net Income	$1,885	$1,823	$651
Per Share-Diluted	$0.15	$0.15	$0.06
Adjusted EBITDAS*	$2,318	$2,286	$1,051
Cash and Investments EoQ**	$29,680	$26,844	$24,381

 Notes:

*Adjusted EBITDAS = Operating income (loss) before depreciation, amortization and stock compensation expense. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

**Cash and Investments EoQ includes both short and long-term amounts (long-term at each date above was $250,000).

CEO Commentary

Jerry Chase, President and CEO of BSQUARE, commented, “Second quarter improvements in financial performance were the result of continued focus and execution on our core businesses. Regarding new product initiatives, we continue to expect revenue for DataV products and services in 2015, building on the decades of experience we have with smart, connected systems.”

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Financial Commentary on Second Quarter 2015 Results (Compared to First Quarter 2015)

●	Revenue from third-party software was $23.3 million, an increase of 18% from $19.8 million in the first quarter of 2015, due to strong customer demand and Microsoft fiscal year-end incentives.
●

The decrease in proprietary software margin, down 31% or 29 percentage points, resulted from sales of BSQUARE legacy software in the first quarter that exceeded the historical trend, combined with a relatively fixed cost of sales.

●

The increases in engineering services revenue, up $720,000 or 16%, and in engineering services margin, up 71% or 12 percentage points, were due primarily to increased utilization percentages combined with higher average billable rates.

●

The increase in cash and investments of $2.8 million was due to Adjusted EBITDAS contribution of $2.3 million, combined with the timing of cash collections and accrued liability payments. Days sales outstanding (DSO) remained relatively consistent at 49 days at June 30, 2015, compared to 47 days at March 31, 2015 and 49 days at December 31, 2014.

First Half 2015 Financial Highlights

●	Revenue was $55.1 million, a 20% increase compared to $45.8 million for the year-ago period, driven by increased software revenue.
●

Net income was $3.7 million or $0.30 per share, a $3.5 million increase compared to net income of $0.3 million or $0.02 per share in the first six months of 2014. Increased software revenue, higher margins and lower operating costs all contributed to this improvement.

●	Adjusted EBITDAS* was $4.6 million, an increase of $3.3 million compared to $1.3 million in the year-ago period.

Details as follows (unaudited, in 000’s except per share amounts):

	Six Months Ended
	6/30/2015	6/30/2014
Revenue:
Third-party Software	$43,124	$34,660
Engineering Services	9,674	9,923
Proprietary Software	2,340	1,203
Total Revenue	55,138	45,786
Total Gross Profit	10,681	7,800
Gross Margins:	-	-
Third-party Software	15%	13%
Engineering Services	23%	24%
Proprietary Software	89%	71%
Total Gross Margin	19%	17%
Total Operating Expenses	6,934	7,327
Net Income	$3,708	$258
Per Share-Diluted	$0.30	$0.02
Adjusted EBITDAS*	$4,604	$1,261
Cash and Investments EoQ**	$29,680	$24,381

 Notes:

*Adjusted EBITDAS = Operating income (loss) before depreciation, amortization and stock compensation expense. Adjusted EBITDAS is a non-GAAP measurement (reconciliation provided after financial statement tables).

**Cash and Investments EoQ includes both short and long-term amounts (long-term at each date above was $250,000).

Financial Commentary on First Half 2015 Results (compared to First Half 2014)

●	Revenue from third-party software was $43.1 million, a 24% increase from $34.7 million recorded in the prior year period, due to strong customer demand and Microsoft fiscal year-end incentives.
●

Third-party gross profit was $6.4 million, a $1.8 million or 39% increase from $4.6 million in the prior year period. The increase was due to the 24% revenue increase and improved operational efficiencies, product mix and customer mix, contributing to an increase in gross margin percentage from 13% in the six months ended June 30, 2014 to 15% in the current year period.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

●

Engineering services gross profit was $2.3 million, slightly lower than the $2.4 million in the prior year period. The 2014 period included the completion of a large hand-held terminal project in Japan that resulted in the recognition of $478,000 of revenue and gross profit in the second quarter of 2014.

●

Proprietary software gross profit was $2.1 million, an increase of $1.2 million from $0.9 million in the prior year period. The increase was due to sales of our legacy software in the first quarter of 2015 that exceeded the historical trend combined with a relatively fixed cost of sales.

●

Operating expenses totaled $6.9 million, a decrease of $0.4 million from $7.3 million in the prior year period. This decrease was due to the operational efficiencies and reduction in overhead costs implemented in late 2013 that were fully realized in the second half of 2014.

Outlook

Management currently has the following expectations for Q3 2015:

●	Total revenue will be in the range of $26 to $28 million;
●	Third-party software revenue will be lower in the second half of 2015 due to Microsoft year-end incentives in the second quarter;
●	Gross margin for services will be in the mid 20% range;
●	Operating expenses will increase as we continue to focus on our IoT initiatives;
●	Continued GAAP profitability; and
●

Accounts receivable balance is expected to increase during the third quarter and continue to grow for the balance of 2015 as we have selectively provided extended payment terms to a highly credit-worthy customer. Management believes this new arrangement will leverage our strong cash position to improve our third-party gross margins and profitability. Our accounts receivable balance and DSO metrics will therefore grow, with a commensurate decrease in cash and/or short-term investments balances.

Conference Call

Management will host a conference call today, August 13, 2015, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-888-277-7102 or 1-913-312-1236 for international callers, and reference “BSQUARE Corporation Second Quarter 2015 Earnings Conference Call.” A replay will be available for two weeks following the call by dialing 1-877-870-5176, or 1-858-384-5517 for international callers; reference pin number 8858621. A live and replay Webcast of the call will be available at www.bsquare.com in the investor relations section.

About BSQUARE Corporation

BSQUARE Corporation (NASDAQ: BSQR) is a leading enabler of smart, connected systems and an emerging provider of actionable data solutions for the Internet of Things (IoT). For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others: statements we make regarding expected operating results in future periods, such as anticipated revenue growth and profitability, and cash and investments; and strategies for customer retention, growth, product and service development, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our ability to execute our development initiatives and sales and marketing strategies around DataV™, the Internet of Things, MobileV™, and our product and service offerings more generally; our success in leveraging strategic partnering initiatives with companies such as Microsoft, Intel, Aava Mobile and Future Electronics; and such other risk factors as discussed in our most recent Annual Report on

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

BSQUARE Contact:Investor Contact:

Marty Heimbigner, CFOBrett Maas

BSQUARE CorporationHayden IR

+1 425.519.5900+ 1 646.536.7331

investorrelations@bsquare.comBrett@haydenir.com

###

BSQUARE, the BSQUARE Logo, DataV and MobileV are trademarks of BSQUARE Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,966	$13,127
Short-term investments	17,464	13,263
Accounts receivable, net of allowance for doubtful accounts of $36 at June 30, 2015 and $125 at December 31, 2014	15,418	13,626
Deferred tax assets	11	10
Prepaid expenses and other current assets	698	717
Total current assets	45,557	40,743
Equipment, furniture and leasehold improvements, net	1,159	1,336
Restricted cash	250	250
Deferred income taxes	393	391
Intangible assets, net	661	729
Goodwill	3,738	3,738
Other non-current assets	55	54
Total assets	$51,813	$47,241
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$12,361	$12,247
Accounts payable	191	165
Accrued compensation	2,173	2,106
Other accrued expenses	1,501	1,539
Deferred rent, current portion	287	275
Deferred revenue	634	712
Total current liabilities	17,147	17,044
Deferred tax liability	145	144
Deferred rent	1,332	1,476
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 11,930,441 shares issued and outstanding at June 30, 2015 and 11,767,577 shares issued and outstanding at December 31, 2014	131,962	131,071
Accumulated other comprehensive loss	(833)	(846)
Accumulated deficit	(97,940)	(101,648)
Total shareholders’ equity	33,189	28,577
Total liabilities and shareholders’ equity	$51,813	$47,241

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Software	$23,676	$17,413	$45,464	$35,863
Service	5,197	5,642	9,674	9,923
Total revenue	28,873	23,055	55,138	45,786
Cost of revenue:
Software	19,956	14,874	37,034	30,429
Service	3,685	3,916	7,423	7,557
Total cost of revenue	23,641	18,790	44,457	37,986
Gross profit	5,232	4,265	10,681	7,800
Operating expenses:
Selling, general and administrative	2,939	3,172	5,946	6,472
Research and development	422	423	988	855
Total operating expenses	3,361	3,595	6,934	7,327
Income from operations	1,871	670	3,747	473
Other income (expense), net	68	(11)	92	(102)
Income before income taxes	1,939	659	3,839	371
Income tax expense	(54)	(8)	(131)	(113)
Net income	$1,885	$651	$3,708	$258
Basic income per share	$0.16	$0.06	$0.31	$0.02
Diluted income per share	$0.15	$0.06	$0.30	$0.02
Shares used in calculation of income per share:
Basic	11,856	11,510	11,826	11,451
Diluted	12,295	11,715	12,195	11,681

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Adjusted EBITDAS:
Operating income as reported	$1,871	$670	$3,747	$473
Depreciation and amortization	142	162	288	325
Stock-based compensation expense	305	219	569	463
Adjusted EBITDAS (1)	$2,318	$1,051	$4,604	$1,261
(1)

Adjusted EBITDAS is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDAS is defined as operating income (loss) before depreciation expense on fixed assets and amortization expense (including impairment) on intangible assets, and stock-based compensation expense. Adjusted EBITDAS should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as Adjusted EBITDAS is not defined by GAAP. However, the Company regards Adjusted EBITDAS as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. NE., Suite 300, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999